UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2023
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W. Houston, TX, 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2023, Flotek Industries, Inc. (the “Company”) received written notice from the New York Stock Exchange (the “NYSE”) notifying it that the average closing price of the Company’s common stock over a period of 30 consecutive trading days was below the minimum $1.00 per share requirement for continued listing on the NYSE under Item 802.01C of the NYSE Listed Company Manual.

In accordance with applicable NYSE procedures, the Company plans to notify the NYSE of its intent to cure the $1.00 per share deficiency. Based on the applicable NYSE procedures, the Company has six months following the receipt of the written notice mentioned above to cure the deficiency and regain compliance. The notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and trade on the NYSE subject to the Company’s continued compliance with the other listing requirements of the NYSE. The common stock of the Company will continue to trade under the symbol “FTK,” but will have an added designation of “.BC” to indicate that the status of the common stock is “below compliance” with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company is deemed to be in compliance. The Company intends to monitor the closing share price for its common stock and explore available options to regain compliance with the continued listing requirements, which may include, if necessary, effectuating a reverse stock split.

If the Company’s common stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Company entered into an employment agreement with Harsha V. Agadi (the “Interim Employment Agreement”) on January 19, 2023 for his service as interim Chief Executive Officer, included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2023. On April 13, 2023, the Company and Mr. Agadi entered into an amendment to the Interim Employment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference, to extend his term of service as interim Chief Executive Officer to June 30, 2023. Thereafter, the term of the Interim Employment Agreement will automatically renew for successive one-month periods unless previously terminated by either the Company or Mr. Agadi. The Interim Employment Agreement was also amended to allow the Compensation Committee of the Board of Directors of the Company to award Mr. Agadi a one-time bonus payment after the termination of the agreement based on the Committee’s assessment of Mr. Agadi’s and the Company's performance during the term of the agreement.

Item 7.01. Regulation FD Disclosure.

On April 17, 2023, the Company issued a press release with respect to the NYSE notice referenced under Item 3.01 above. The full text of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing information is intended to be furnished under Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No. Description
10.1     Amendment to Employment Agreement, dated April 13, 2023, between the Company and Harsha V. Agadi
99.1     Press release dated April 17, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.
Date: April 17, 2023	/s/ Bond Clement
	Name:	Bond Clement
	Title:	Chief Financial Officer